UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2014

OCI Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)

(770) 375-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

In accordance with General Instruction B.2. of Form 8-K, the following information and Exhibit 99.1 referenced herein are being furnished pursuant to Item 2.02 of Form 8-K and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

On May 7, 2014, OCI Resources LP (the “Partnership”) announced via a press release its financial and operating results for the first quarter ended March 31, 2014. A copy of that press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference. In addition, on May 8, 2014, the Partnership will hold a conference call for analyst and media to discuss results for the first quarter ended March 31, 2014. The conference call will be made available via a simultaneous webcast live on the Partnership's website at www.ociresources.com.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2014, the general partner of OCI Resources LP (the “Partnership”) adopted Amendment No. 1 (“Amendment No. 1”) to the First Amended and Restated Agreement of Limited Partnership of OCI Resources LP (the “Partnership Agreement”) in order to modify the definition of “Conflicts Committee” contained in the Partnership Agreement.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the complete text of Amendment No. 1, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description
3.1	Amendment No. 1, dated as of May 2, 2014, to the First Amended and Restated Agreement of Limited Partnership of OCI Resources LP dated as of September 18, 2013
99.1	Press Release, dated May 7, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCI RESOURCES LP

By:	OCI Resource Partners LLC,
its General Partner

By:	/s/ Nicole Daniel
Nicole Daniel
Vice President, General Counsel and Secretary

Date: May 7, 2014

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment No. 1, dated as of May 2, 2014, to the First Amended and Restated Agreement of Limited Partnership of OCI Resources LP dated as of September 18, 2013
99.1	Press Release, dated May 7, 2014